Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2019, with respect to the Enviva Partners, LP and subsidiaries’ consolidated statements of income, comprehensive income, changes in partners’ capital, and cash flows for the year ended December 31, 2018, and the related notes, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia

January 19, 2022